             U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM SB-2
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  BURRARD TECHNOLOGIES, INC.
   (Exact name of Registrant as specified in its charter)

NEVADA                                        52-2273215
-------------------------------               ----------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification Number)

William Robertson, President
Suite 1500, 885 West Georgia Street
Vancouver, British Columbia                   V6C 3E8
-------------------------------               -------
(Name and address of principal                (Zip Code)
executive offices)

Registrant's telephone number, including area code:  (604) 833-5440

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                       |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                   |__|

                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
--------------------------------------------------------------------------
Common Stock     3,229,000 shares $0.10        $322,900      $85.25
--------------------------------------------------------------------------
(1) Based on last sales price on August 9, 2000
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
               2300 W. Sahara Blvd., Suite 500
                     Las Vegas, NV 89102
                        (702) 312-6255
                      Fax (702) 312-6249
                 Agent for Service of Process

        SUBJECT TO COMPLETION, Dated December 14, 2000



                          PROSPECTUS


                   BURRARD TECHNOLOGIES, INC.
                       3,229,000 SHARES
                         COMMON STOCK
                       ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.



                       ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------


The Date Of This Prospectus Is:    December 14, 2000

                        TABLE OF CONTENTS
                                                                    PAGE
                                                                    ----

Summary .............................................................  3
Risk Factors ........................................................  4
     Need For Additional Financing ..................................  4
     Lack of Operating History And Expectation of Continued Losses ..  4
     Lack of Profitability ..........................................  5
     Development Stage Company ......................................  5
     Development of a Marketable Product ............................  5
     Need For Key Personnel .........................................  5
     Competition ....................................................  6
     Small Group Of Controlling Stockholders ........................  7
     Volatile Stock Price ...........................................  7
Use of Proceeds .....................................................  7
Determination of Offering Price .....................................  7
Dilution ............................................................  8
Selling Shareholders ................................................  8
Plan of Distribution ................................................ 14
Legal Proceedings ................................................... 15
Directors, Executive Officers, Promoters and Control Persons ........ 15
Security Ownership of Certain Beneficial Owners and Management ...... 16
Description of Securities ........................................... 17
Interest of Named Experts and Counsel ............................... 17
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities ........................................ 18
Organization Within Last Five Years ................................. 18
Description of Business ............................................. 18
Plan of Operations .................................................. 26
Description of Property ............................................. 29
Certain Relationships and Related Transactions ...................... 29
Market for Common Equity and Related Stockholder Matters ............ 29
Executive Compensation .............................................. 31
Financial Statements ................................................ 32
Changes in and Disagreements with Accountants ....................... 33
Available Information ............................................... 33

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY


Burrard Technologies, Inc.

We were incorporated on April 5, 2000 under the laws of the state of Nevada. Our principal offices are located at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8.

Our Business and Business Strategy

Our business plan is to develop and market an Internet domain name registration service business that will enable Internet users to complete domain registrations using the Chinese language and Chinese characters. We plan to develop a proprietary computer software program that will enable the translation of domain names into English and will automate the domain name registration process. We plan to develop our www.internationalreg.com Internet web site as an Internet web portal site where Internet users can access our domain name registration services. Our computer software program will be integrated into our Internet portal web site and will be designed to automate the process of submission of Internet web page information
to major Internet search engines.   We plan to market our domain name
registration services under the brand name International Reg.

Once we have completed development of our computer software and Internet portal web site, we plan to market our International Reg portal web site to Internet service providers and Chinese Internet users. Our plan is to earn revenue from domain name registrations completed by users through our Internet portal web site.

We acquired the rights to develop the International Reg software and the www.internationalreg.com web site on May 24, 2000 from Pan Ocean Consulting Ltd.

We have only recently commenced the development of the International Reg software and portal web site and we have yet to earn any revenues. The International Reg software and portal web site is still in the conceptual stage of development and is not ready for commercial use or sale. We have also not started operations of our web site. Accordingly, our business operations are in the start-up phase.

Securities Being Offered    Up to 3,229,000 shares of common stock. The
                            offering price will be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares    None.
To Be Sold in This Offering

Securities Issued
And to be Issued            5,729,000 shares of common stock are issued
                            and outstanding as of the date of this
                            prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds             We will not receive any proceeds from the
                            sale of the common stock by the selling
                            shareholders.

                           RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The value of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

If We Do Not Obtain Additional Financing, Our Business Will Fail

As of August 31, 2000, we had cash in the amount of $165. Our business plan calls for significant expenses in connection with the development of our International Reg software and portal web site. In addition, we anticipate that revenues from operations will not be realized until sometime after development of our International Reg software and portal web site is complete. Accordingly, we will require additional financing in order to finance this development expense. We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

*     Market conditions;
*     Investor acceptance of our business plan; and
*     Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our International Reg software and portal web site, then we will not be able to achieve revenues and our business will fail.

Because We Have Only Recently Commenced Business Operations, We Face A High Risk of Business Failure

We were incorporated in April 2000. We acquired the rights to develop the International Reg software and portal web site and the www.internationalreg.com web site address in May 2000. We are presently in the process of commencing development of the proprietary computer software and Internet portal web site that will be required for us to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our computer software and web site is complete. Accordingly, we have no operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

*     Develop a functioning software product;
* Develop a web site to market our domain name registration services once development is complete;
* Successfully market our domain name registration services once development of our computer software and portal web site is complete;
* Convince potential customers to use our domain name registration services;
*     Respond effectively to competitive pressures;

* Continue to develop and upgrade our computer software and portal web site once development is complete in order to remain competitive.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Only Recently Commenced Business Operations, We
Expect to Incur Operating Losses For The Foreseeable Future

We have never been profitable or made any income whatsoever. As of August 31, 2000, we had an accumulated deficit of approximately $71,817. Prior to completion of our computer software and portal web site, we anticipate that we will incur increased operating expenses without realizing any revenues from sales. We therefore expect to incur significant losses throughout the next 12 months and recognize that if we are unable to generate significant revenues from our planned domain name registration services, we will not be able to achieve profitability or continue operations.

Because We Are A Development Stage Company, Our Business Has A High Risk Of Failure

As noted in our financial statements that are included with this prospectus, we are a development stage company that is currently developing a computer software product. These conditions, as indicated in Note 1 to the financial statements, raise substantial doubt as to our continuance as a going concern. To date, we have not completed the development of a working domain name registration system and we can provide no assurance that the service we are currently developing will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the program and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the program and attain profitable operations, then our business will fail.

If We Are Unable to Develop A Marketable Product, Then Our Business
Will Fail

The International Reg computer software and portal web site are currently in the development stage. In order to commence sales of our domain name registration services, we will have to develop our International Reg software and our Internet portal web site. In addition, we will have to integrate the software into the web site prior to realizing any sales revenue. We will also have to complete testing of both our computer software and our Internet portal web site prior to commencing commercial operations in order to ensure that the software and the web site are functioning properly and are capable of being marketed to the public. If we are unable to develop a final software product or if we are unable to successfully integrate the software product into our Internet portal web site, we will not be able to earn any revenues. Our failure to earn revenues will cause our business to fail.

If We Are Unable To Hire And Retain Key Personnel, We May Not Be Able To Develop The Necessary Software And Our Business May Fail

Our business plan calls for the programming of the International Reg domain registration software, the programming of our Internet portal web site and the integration of our computer software into our Internet portal web site. The completion of these tasks will require that we hire or engage qualified computer programmers and technical personnel who can develop the computer software and portal web site as a fully functioning on-line domain name registration service.
Once development of our domain name registration service is complete, we will require sales and marketing personnel with experience in the computer software and Internet industries that are capable of implementing a successful marketing plan for our business. These computer programmers, technical personnel and sales and marketing personnel are in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the computer and Internet industries.

Our officers and directors, Mr. William Robertson and Mr. Nick Sirsiris, presently devote only 50% of their business time to the management of our business. There is no assurance that either Mr. Robertson or Mr. Sirsiris will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If Mr. Robertson and Mr. Sirsiris do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

If We Are Not Able To Effectively Respond To Competition, Our
Business May Fail

We will face competition from competitors who are presently engaged in the business of domain name registration services. These competitors include large, well-established companies such as Network Solutions.com, Domain Registrations.com and Registers.com. These competitors are well-established domain registration service providers that have established brand-recognition with consumers. We will attempt to compete against these competitors by developing the International Reg software and Internet portal web site to offer Chinese users the ability to complete domain name registrations in the Chinese language using Chinese characters. However, there is no assurance that competitors will not develop competing domain name registration services that enable Chinese users to complete registrations in the Chinese language using Chinese characters and integrate with the established operations of our competitors . In addition, we may face competition based on price. If our competitors reduced the fees charged for their domain name registration services, then it may not be possible for us to market our domain name registration services at a price that is economically viable. Increased competition could result in:

*     Lower than projected revenues from domain name registrations;
*     Price reductions and lower profit margins;
* Our inability to convince Chinese users to use our domain name registration services to complete domain name registrations;
* Our inability to convince Chinese users to complete domain name registrations in Chinese, rather than in English or in English characters using traditional English language based domain name registration services.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because A Small Group Of Existing Stockholders Own a Majority of Our Outstanding Common Stock, Investors May Find That Future Corporate Decisions Are Controlled By This Group

Our directors, executive officers and affiliates beneficially own approximately 43.6% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.

If A Market For Our Common Stock Does Develop, Our Stock Price May Be
Volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

* Our ability to complete the development of the International Reg Internet portal web site;
* Our ability to complete development of a commercially operating domain name registration business;
* Our ability to generate revenues from the International Reg portal web site;
* Our ability to generate brand recognition of the International Reg Internet portal web site and acceptance by consumers;
* Increased competition from competitors who offer competing services; and
*     Our financial condition and results of our operations.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                           USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                   DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                            DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,229,000 shares of common stock offered through this prospectus. The shares include the following:

1. 3,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2000;

2. 229,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on August 9, 2000;

The following table provides as of December 14, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.   the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
MARCELA KAM           270,000	  270,000        NIL         NIL
Casilla 997,
Correo La Serena,
Chile

ROBERT ROSNER         265,000   265,000        NIL         NIL
#3362,
349 W. Georgia St.
Vancouver, BC V6G 3Y3

FRANCOIS MACKAY       250,000   250,000        NIL         NIL
#400,
73 Water Street
Vancouver, BC V6G 1A1

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TABLE IS CONTINUED FROM PAGE 8


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
BARB ST. ELOI         270,000   270,000        NIL         NIL
11725 - 84 Avenue
North Delta, BC
V4C 2M2

WILLIAM CHANG         270,000   270,000        NIL         NIL
4275 Lancelot Drive
Richmond, BC
V7C 4S4

LAURENCE SOOKOCHOFF   265,000   265,000        NIL         NIL
#4463 West 1st Avenue
Vancouver, BC  V6R 4H9


WALLY BOGUSKI         250,000   250,000        NIL         NIL
Suite 1001,
543 Granville Street
Vancouver, BC  V6C 1X8


GEORGE DELMAS         235,000   235,000        NIL         NIL
Suite 510,
910 Burrard Street
Vancouver, BC  V6C 3A8


KENNETH R. TANGEN     230,000   230,000        NIL         NIL
15156 Buena Vista Avenue
White Rock, BC  V4B 1Y3


MARK TODOROVIC        235,000   235,000        NIL         NIL
3245 East 16th Avenue
Vancouver, BC  V5M 2M8


LANCE MORGINN         215,000   215,000        NIL         NIL
P.O. Box 18008
2225 West 41st Avenue
Vancouver, BC  V6M 4L3

TABLE IS CONTINUED FROM PAGE 9


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
SCOTT A. YOUNG        245,000   245,000        NIL         NIL
2816 Bellevue Avenue
Vancouver, BC  V7Y 1E8


ABBEY INVESTMENT        1,000     1,000        NIL         NIL
MANAGEMENT LTD.
P.O. Box 2973,
#11 Old Parham Road
St. Johns, Antigua
Beneficial Owner:


JEANETTE AU             7,000     7,000        NIL         NIL
#7 - 11511 Cambie Road
Richmond, BC


MARSHALL BERTRAM       10,000    10,000        NIL         NIL
15652 Aster Road
Surrey, BC  V4A 1Y5


JASON BUCK             10,000    10,000        NIL         NIL
145 West 44th Avenue
Vancouver, BC V5Y 2V3


JORDAN BUCK            12,500    12,500        NIL         NIL
11671 Astec Street
Richmond, BC  V6X 1H9


PAMELA BUCK            12,000    12,000        NIL         NIL
11671 Astec Street
Richmond, BC  V6X 1H9

FERNANDO CATALA         9,500     9,500        NIL         NIL
#410 - 1850 Eighth Avenue
Vancouver, BC

TABLE IS CONTINUED FROM PAGE 10


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
JAYE GAZELEY            1,000     1,000        NIL         NIL
C-3, 238 East 10th Avenue
Vancouver, BC  V5T 1Z5


INVERSIONES MARQUIS    15,000    15,000        NIL         NIL
DEL OESTE S.A.
75 Meters Oeste Villas
Cariari Pasa Numero 1
Belem Heredia, Costa Rica
Beneficial Owner:
Jose Pablo Flores Barahona


MICHAEL IVERSON           500       500        NIL         NIL
24549 53rd Avenue
Langley, BC


STEFANIE LATSOS         1,000     1,000        NIL         NIL
C-3, 238 East 10th Avenue
Vancouver, BC  V5T 1Z5


JAMES LI               10,000    10,000        NIL         NIL
3498 Falaise Avenue
Vancouver, BC  V5M 4C1


GARY LO                15,000    15,000        NIL         NIL
1868 West 61st Avenue
Vancouver, BC  V6P 2C4


MONA LO                12,000    12,000        NIL         NIL
3232 East 49th Avenue
Vancouver, BC  V5S 1C3

TABLE IS CONTINUED FROM PAGE 11


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
DIANA LUI              10,000    10,000        NIL         NIL
3402 Amberly Place
Vancouver, BC

JODY MORITA            10,000    10,000        NIL         NIL
145 West 44th Avenue
Vancouver, BC V5Y 2V3

SUSAN MORITA           14,000    14,000        NIL         NIL
145 West 44th Avenue
Vancouver, BC  V5Y 2V3


DON ROGELSTAD           9,000     9,000        NIL         NIL
1006 Ogden Street
Coquitlam, BC  V3C 3P1


NADELAY ROGELSTAD       7,500     7,500        NIL         NIL
1006 Ogden Street
Coquitlam, BC  V3C 3P1


GRAEME ROWLAND          9,000     9,000        NIL         NIL
Box 2, 416 Avenue
Bruguann, 1180 Uccle
Bruxelles, Belgium


DAWN SAXON                500       500        NIL         NIL
#26, 3295 Sunnyside Road
Anmore, BC  V3H 4Z4


GEOFFREY SAXON          1,000     1,000        NIL         NIL
#26, 3295 Sunnyside Road
Anmore, BC  V3H 4Z4

TABLE IS CONTINUED FROM PAGE 12


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
MICHAEL SOLONIUK       15,000    15,000        NIL         NIL
3248 Adanac Street
Vancouver, BC  V5K 2P1


MELANIE STOKES          7,000     7,000        NIL         NIL
#216 - 1220 Falcon Drive
Port Coquitlam, BC  V3E 2E5


THOMAS STOKES          15,000    15,000        NIL         NIL
#216 - 1220 Falcon Drive
Port Coquitlam, BC  V3E 2E5


GINO VARNIER            1,000     1,000        NIL         NIL
5470 Meadfeild Lane
West Vancouver, BC  V7W 3G3


SANDRA VARNIER          1,000     1,000        NIL         NIL
5470 Meadfeild Lane
West Vancouver, BC  V7W 3G3


HERB C. WONG           12,500    12,500        NIL         NIL
3401 Amberley Place
Vancouver, BC

-------------------------------------------------------------------------

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,729,000 shares of common stock outstanding on December 14, 2000.

Other than Mr. Robert Rosner, none of the selling shareholders or their beneficial owners:

* has had a material relationship with the company other than as a shareholder at any time within the past three years; or
* has ever been an officer or directors of the company or any of its predecessors or affiliates.

Mr. Robert Rosner is the beneficial owner of Pan Ocean Consulting
Ltd. We acquired the rights to develop our International Reg software and web site from Pan Ocean Consulting Ltd. in consideration for a purchase price of $32,000 paid in cash. Mr. Rosner is the owner of 265,000 shares of our common stock.


                        PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.    In privately negotiated transactions;
3.    Through the writing of options on the common stock;
4.    In short sales; or
5.    In any combination of these methods of distribution.

The sales price to the public may be:

1.    The market price prevailing at the time of sale;
2.    A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                        LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara
Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of December 14, 2000 are as follows:

Directors:

Name of Director              Age
--------------------          ----
William Robertson             27

Nick Sirsiris                 65

Executive Officers:

Name of Officer         	Age              Office
---------------------         ----             -------
William Robertson          	27               President and
                                               Chief Executive Officer
Nick Sirsiris                 65               Secretary, Treasurer and
                                               Chief Financial Officer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. William Robertson is our president and chief executive officer and is a member of our board of directors. Mr. Robertson was appointed to our board of directors on April 5, 2000. Mr. Robertson was appointed as our president on April 5, 2000. Mr. Robertson was an investment advisor with Canaccord

Capital of Vancouver, British Columbia from May 1993 to November 1997. Mr. Roberston was an investment advisor with Southwest Securities from November 1997 to November 1998. Mr. Robertson has been engaged in providing financial consulting services to private and public companies since December 1998 through his private company, Billco Trading Co. Ltd. Mr. Robertson is a director and the president and secretary of Knoway Ventures Inc., a company formerly traded on the OTC Bulletin Board.
Mr. Robertson joined Knoway Ventures in March 2000.

Mr. Nick Sirsiris is our secretary, treasurer and chief financial officer and is a director of the Company. Mr. Sirsiris was appointed to our board of directors on April 5, 2000. Mr. Sirsiris was appointed as our secretary, treasurer and chief financial officer on April 5, 2000. Mr. Sirsiris is a self-employed entrepreneur and businessman. Mr. Sirsiris was the sole proprietor of the Delphi Restaurant in Vancouver, Canada from 1974 to July 1998. Mr. Sirsiris has been a self-employed business consultant since August 1998. Mr. Sirsiris is presently a director of Knoway Ventures, Inc., a company that is publicly traded on the National Quotation Bureau pink sheet market. Knoway Ventures is involved in the development of proprietary secured transaction technology for Internet electronic commerce transactions. Mr. Sirsiris has been a director of Knoway Ventures since December 1999.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Our directors do not currently receive any compensation for their services in acting as directors.

Significant Employees

We have no significant employees other than the officers and directors described above.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of December 14, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                Name and address        Amount of               Percent
Title of class  of beneficial owner     beneficial ownership    of class
--------------  -------------------     --------------------    --------
Common Stock    William Robertson       1,250,000 shares        21.8%
                Director, President &
                Chief Executive Officer
                828 West 7th Avenue
                Vancouver, BC  V5Z 1C1

Common Stock    Nick Sirsiris           1,250,000 shares        21.8%
                Director, Secretary,
                Treasurer & Chief
                Financial Officer
                Suite 507, 1455 East 3rd Avenue
                Vancouver, BC V5N 1Z7

Common Stock    All Officers and
                Directors               2,500,000 shares        43.6%
                as a Group that
                consists of 2 persons.
-------------------------------------------------------------------------
The percent of class is based on 5,729,000 shares of common stock issued and outstanding as of December 14, 2000.

                   DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 14, 2000, there were 5,729,000 shares of our common stock issued and outstanding that were held by approximately forty-two (42) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and in the registration statement have been audited by BDO Dunwoody, LLP, chartered accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                         ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 5, 2000 under the laws of the state of
Nevada.   We acquired the rights to develop our International Reg
software and the www.internationalreg.com web site on May 24, 2000 from Pan Ocean Consulting Ltd. in consideration for a purchase price of $32,000.

Mr. Robert Rosner, one of our shareholders, beneficially owns Pan
Ocean Consulting Ltd.

Mr. William Robertson, our president and a director, and Mr. Nick Sirsiris, our secretary and treasurer and a director, have been our sole promoters since our inception. Other than the purchase of their stock, neither Mr. Robertson nor Mr. Sirsiris has entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Each of Mr. Robertson and Mr. Sirsiris has acquired 1,250,000 shares of our common stock at a price of $0.001 US per share. Each of Mr. Robertson and Mr. Sirsiris paid a total purchase price of $1,250 for their shares. Mr. Robertson and Mr. Sirsiris purchased these shares effective May 7, 2000.


                     DESCRIPTION OF BUSINESS

Our business plan is to develop and market our www.internationalreg.com Internet web site as a domain name registration business that has, at its core, the ability for Chinese Internet users to register domain names internationally and in the Chinese language. We plan to develop a computer software program that will enable the translation of the Chinese language into the English language in order to enable Chinese users to submit Internet domain name registrations to international registration services. The computer software we plan to develop will enable users to enter domain registration names in the Chinese language and characters through our web site and achieve registration of their domain names in English. In order to pursue this business plan, we plan to develop an Internet service provider business that will enable us to operate our business as an Internet portal web site where our domain name registration services are offered on-line to potential customers. Our computer software will be integrated into our Internet portal web site in order to enable us to provide these domain name registration services.

Upon completion, we plan to market our domain name registration services to Internet service providers and to Chinese Internet users. We anticipate that our primary source of revenue will come from registering international domain names, initially in Chinese, and eventually in other languages.

We have only recently commenced the development of the International Reg software and portal web site and we have yet to earn any revenues. The International Reg software and portal web site is still in its conceptual stage of development and is not ready for commercial use or sale. We have not started operations of our web site.

Industry Background

1. Growth of the Internet and the World Wide Web

The Internet and the World Wide Web are experiencing dramatic growth in terms of the number of users. The growth in the number of web users and the amount of time users spend on the web is being driven by the increasing importance of the Internet as a communications medium and an information resource and a sales and distribution channel. As Internet usage continues to grow, advertisers and electronic commerce marketers are increasingly using the web to locate customers, advertise and facilitate transactions.

2. Registration of Internet Domain Names

Internet Corporation for Assigned Names and Numbers governs registration of domain names on the Internet. ICANN is a non-profit, private sector corporation formed in 1995 by a broad coalition of the Internet's business, technical, and academic interests worldwide. ICANN is recognized as the global consensus entity to coordinate the technical management of the Internet's domain name system, the allocation of IP address space, the assignment of protocol parameters
and the management of the root server system.   ICANN has now
accredited a number of private companies to add to the global domain name database. This is called the shared registration system. Our business plan is to pursue accreditation as a domain registration company by ICAAN so that we can complete domain name registrations for our customers.

3. The Chinese Internet Market

China's Internet market is the fastest growing Internet market in Asia. The total number of Chinese websites doubled from 15,153 in December 1999 to 27,289 in June 2000. There are expected to be over 55,000 registered websites originating in China by June 2001 according to Jupiter Communications.

4. Our Market Opportunity

We believe that there will be strong demand in China for domain registration services that enable Chinese users to register domain
names in their own language and using Chinese characters.   Our
belief is based on the large growth that has occurred in the Chinese Internet market to date and the increased growth that is forecast for this market.

Description of the International Reg Business

We plan to develop and offer an international language domain name registration service for Internet users. Our domain name registration system will be comprised of an Internet portal web site and a proprietary computer software package that is integrated into our web site. Internet users accessing our web site will be able to complete on-line domain name registrations in their native language using our proprietary computer software.

We plan to initially develop a computer software package for use by Chinese Internet users. We plan on expanding our domain name registration system to include additional languages once we have developed our computer software for the Chinese market and our Internet portal web site is fully operational.

We plan to develop computer software that will enable users to enter domain names in the Chinese language and in Chinese characters. The computer software will incorporate a Chinese to English translation software engine to enable the translation of Chinese into English. The computer software would be integrated into the Internet portal web site that we plan to develop to enable users to complete domain name registrations. Users would access our domain name registration services through our portal web site on the Internet. Users would log on to our web site and would be able to enter desired domain names in the Chinese language and in Chinese characters. Once a domain name is entered, the software would translate the domain name into the English language. The domain name would be submitted for domain name registration in the English language. The user would then be advised of the results of the registration through our Internet portal web site.

Our software and Internet portal web site would enable a Chinese user to register a domain name using the Chinese language, thus simplifying the registration and domain name purchasing process for
the Chinese Internet user.   Without our registration service, a
Chinese person would have to complete the domain name registration process in English. In addition to this translation feature, we will attempt to design our computer software to be easy to use in order to simplify and speed up the domain name registration process for users.

Market for the International Reg Business

We believe that the principal market for our International Reg domain name registration services will be web site developers, personal web page developers and Chinese Internet service provider businesses. We plan to structure our business in order that we can develop new revenue streams for our customers by enabling them to re-sell our domain name registration services for the payment of a commission.

We plan to design our domain registration service to be able to generate additional revenues from providing the following services:

*     Transferring a domain name from one owner to another
*     URL forwarding to another domain address
* Business resources, such as trademark services and country level registries
* Links to other sites such as search engine registration and web host searching
*     Advertising space for other companies

Business Plan for the Development Of The International Reg Business

The elements of our business plan to develop the International Reg software and portal web site into a domain name registration service business are summarized as follows:

1.   Development of the Chinese Registration Software

The first stage in the completion of our business plan will be the development of the Chinese registration software that will be the core of our domain name registration services. We anticipate that this computer software will incorporate a Chinese to English software translation engine that has already been developed by a third party. Our plan is to license this software and incorporate it into our software in order to enable us to provide the domain name registration services.

We have explored the concept and analyzed the preliminary requirements for the development of the software. The software will operate on a Unix platform, for both security and performance reasons. We anticipate the programming languages involved in writing the software will include C++, ASP, XML and Visual Basic Script. This software will be developed to function as a translator from Chinese characters to English characters. Currently, a Chinese Internet user must spell each English character in order to reach an English domain name. This software will allow Chinese abbreviations to automatically translate to English text and bring up the appropriate Internet web domain.

We have not yet identified the software translation engine that we will incorporate into our software. Once we have identified appropriate software, we will be required to negotiate a purchase or license agreement for this software. The software engine will be required to have the power, flexibility experience, sophistication, and price point to perform the translation functions within our criteria. Once acquired, we plan to customize the software, add new features and design a new interface for the translation engine in order to incorporate it into our software.

We plan to hire a software development team on a contract basis that will be responsible for all technical implementation and coding of the software. Our internal project manager will be responsible for monitoring the progress and performance of the software development firm.

2.   Development of the International Reg Portal Web Site

The second stage in the completion of our business plan will be the development of our Internet portal at our www.internationalreg.com web site. We plan to complete the development of our web site at the same time as we complete development of the International Reg software. Software development will thus be our initial development focus. We plan to start our web site development approximately halfway through our software development process in order to co-ordinate scheduling so that the web site is completed immediately after the software is ready to integrate into the web site.

Our plan is to develop our web site to incorporate the following main areas:

*     Client Area
      -----------

The main entryway into our web site will be our client area. This is the area of our web site where we plan to sell our domain name registration services. We will also gather information regarding our users and our web site functionality from this area. Our web site shopping cart and all e-commerce functions will be located in this area of our web site.

*     Resellers Area
      --------------

This will be a dedicated area where affiliates and resellers of our domain name registration services will be able to learn more about our software.

*     Support
      -------

Users and licensees of the domain name registration services will be able to go to this area to have all of their questions answered either by a question and answer section or via email to an internal customer support person.

We have constructed an interim web site at www.internationalreg.com for the purposes of communicating with potential customers and business partners. This site has a very basic description of our product, our company and some contact information.

We plan to outsource the development of the web site to a firm with proven expertise at designing building and maintaining web sites of this nature. Our management has identified several companies that have the capability to complete development of web sites of this nature. Upon the commissioning of a firm to build the web site, we plan to hire a production manager to work within our offices to ensure proper project deliverables, budget and timeline criteria are met. We anticipate that this person will be a sophisticated website developer with experience in the coding language defined as the most appropriate by the development firm. We anticipate the web site portal will be developed using the following programming languages; Java, html, flash and DHTML for the user and web interfaces. We are considering the integration of the following e-commerce programs into the web site: (a) Sun Commerce, (b) Ecommplace, and (c) Pryzon. The selected development firm will complete a detailed development plan immediately after funding and will co-ordinate with marketing of our International Reg domain name registration services.

3.   Marketing of the International Reg Business

Our objective will be to commence marketing of our domain name registration business upon completion of development of the International Reg software and portal web site. Our marketing strategy is proposed to include the following elements:

     Search Engines Directories, Regional Indexes and Business Indexes

We will seek to register and list our web addresses with search engines and directories such as Lycos, Yahoo, WebCrawler, and Infoseek. We may use a competitive service software such as submit.com, to register our web site addresses with the most effective and efficient search engines. When registering, we plan to include keyword sensitive content referred to as metatags, or words that describe the content of the site, as well as titles to attempt to ensure that our domain name is listed prominently in the search
results in most search returns.   We may also employ professional
services to list our domain name with e-mail directories, business and regional indices and promotional sites.

     Internet Advertising

We plan to advertise online in order to create visibility for our domain name registration services on the Internet. We plan to develop, purchase space and place banner ads with return linking to our site on industry related and high volume traffic sites such as
yahoo.com, excite.com, and internet.com. These ads will attempt to promote our online presence and help direct traffic to our web site. We may employ online advertising networks and brokers such as webconnect.com to advise and guide us in the purchase of advertising
space on appropriate sites.   We also may submit our web site to
rating services and web site contests with the objective of positioning our service as one of the best.

     Mutual Links

For every search engine there are many special interest web sites dedicated to specific markets. Having a mutual link on a special interest site dedicated to our market would be beneficial as it has the potential to draw a large number of visitors and purchasers to our web site. Creating mutual links may be an effective means of marketing, as mutual links would enable us to target a very specific
market.   We plan to select industry related and trade association
websites and negotiate reciprocal linking to their web sites.

There are numerous service bureaus that are available to manage this mutual linking service, including World Banner Exchange, BannersXchange, and Traffic Exchange. For a nominal percentage, these providers will develop a profile of what we intend to achieve with our advertising, what type of viewer we are interested in, and a respective budget. A banner program is then developed whereby banners on our web sites would be exchanged for banners on other sites that fit our intended marketing campaign.

     Mailing lists

We plan to participate in special interest mailing lists to gain visibility among a targeted audience and generate traffic for our web site. Special interest mailing lists are not direct mailing lists but rather they are similar to e-mail newsletters or on-going dialogues dedicated to special interests. E-mail messages would be sent to specific targeted mailing lists.

     Use Net News Groups

We plan to participate in industry related newsgroups to gain visibility and develop relationships with or targeted audiences. An Internet newsgroup is a place on the Internet where groups of people post and read messages on a particular topic. Newsgroups offer us a great deal of marketing leverage because their potential audiences include participants who are interested in related topics

     Traditional Advertising

We plan to engage the services of an advertising agency to create an advertising campaign for local and national television and radio. We plan to target shows such as the Internet specialty shows, home and garden network and certain sporting events as well as the business, and technology sectors.

4.   Affiliate Sales Programs

We plan to develop a sales program with affiliated third parties that will enable third parties to sell the International Reg translated domain names. We plan to structure this affiliate sales program to provide an incentive for sales affiliates to make sales of our domain name registration services. Sales affiliates would receive a portion of the revenues received from sales generated by the affiliate. We anticipate that this affiliate sales program will increase sales of our products and services without up-front cost.

We would not have to pay for this marketing in advance. Payments to affiliates would only be required upon the completion of the sale of our services.

We also plan to enter into arrangements with affiliated web sites where we offer the affiliated web site the opportunity to earn revenue from domain registrations that we complete that originate from the affiliated web site. The affiliated web site would place an internationalreg.com banner or link on their web site. If a user of the affiliated web site entered our web site through the affiliated web site and completed a domain name registration, then we would pay a commission to the affiliated web site. These affiliations would increase our marketing and our exposure to Internet users.

Internal Operations

We anticipate that we will build an internal Internet service provider infrastructure in order to support the International Reg
portal web site and business.   In addition, we will develop a local
area network for our computer and network operations that will consist of:

* An internal computer network with a high speed internet connection;
*     Workstations for full-time and contract staff;
*     Testing software and a server for all systems;
*     Meeting rooms, sales materials and sales equipment; and
* A response team for client support/training and product development.

Employees

We presently have no full-time employees and two part-time employees. Our part-time employees include Mr. William Robertson, our president and chief executive officer, and Mr. Nick Sirsiris, our secretary, treasurer and chief financial officer. We plan to conduct our business primarily through agreements with consultants and arms-length third parties.

We anticipate that much of the development of our business will be project based. Accordingly, our management believes that hiring a number of fulltime internal people is not an effective use of our resources. We plan to limit full-time employment positions to:

* Mr. William Robertson, our president and chief executive officer;
* Mr. Nick Sirsiris, our secretary, treasurer and chief financial officer;
*     A chief technical officer to oversee all technical issues;
* A production manager to oversee the development of the software;
* A development project manager to oversee the development of the web site portal;
*     An office manager to provide administration support;
* A website/network administrator to run the website and computers; and
* A marketing manager to oversee the marketing/advertising efforts.

Other part-time and contract people may be required to provide assistance to these roles.

Competition

We are not aware of any competitor that has developed software that will enable Chinese users to directly register domain names in the Chinese language and in Chinese characters. However, we anticipate that their may be institutions or private companies that are attempting to develop and market
competing services.   We will compete with new entrants both on the
basis of price and brand recognition for the registration service and will attempt to market based on functionality and user friendliness for the software translation function.

We will also face competition from traditional domain name registration businesses. Chinese Internet users presently have the ability to register domain names in the Chinese language using English equivalent spellings of Chinese names. Existing competitors will have developed brand recognition with consumers, thereby making it more difficult for our product to gain consumer acceptance once we
have finished development.   We will compete with the following
registration portals, although they are not multi-language capable, developed by competitors including:

*     NetworkSolutions.com
*     Domainregister.com
*     Registers.com

     Networksolutions.com

Network Solutions is the governmental body that has been assigned as the originator of selling and managing domain names. We anticipate that we would buy domain names from Network Solutions on a bulk provider basis. Accordingly, we anticipate that Networksolutions.com will not be competition for our affiliates program but will be competition for the portal registration and value-added services. On the Network Solutions website there are numerous revenue producing sources including all of the service offerings of International Reg as well as outsourcing website development, e-business tools providers and e-commerce tools provision. Network Solutions does provide registration for numerous countries but all of its language conversion functionality is outsourced to companies such as Domainregister.com (below).

     Domainregister.com

This service offers domain registration in several languages, including French, Dutch, Italian, Spanish, and Portuguese. We anticipate that this service will not be a direct competitor for the our system as the languages of domainegister.com are all English character based; however, this company certainly has the advantage of having been in business providing the services we are designing for a longer time and would thus have an advantage over our business should it develop a Chinese language based system.

     Registers.com

The Registers.com site is an excellent portal that provides registration services, value add portal services and an affiliates program. The site does not however provide any language translation services.

Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

*     Sales and other taxes;
*     User privacy;
*     Pricing controls;
*     Characteristics and quality of products and services;
*     Consumer protection;
*     Cross-border commerce;
*     Libel and defamation;
*     Copyright, trademark and patent infringement; and
* Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to develop and market our International Reg software and portal web site in accordance with our business plan.

We may have to qualify to do business in other jurisdictions. If we commence our domain name registration business, we anticipate that our sales and our customers will be in multiple states and foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Research and Development Expenditures

We have not expended any money on research and development. We have spent $32,000 on expenses associated with the acquisition of the rights to develop our International Reg software and portal web site and the www.internationalreg.com web site address.

                      PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining financing for the development and marketing of our International Reg portal web site:

* Complete the development of the Chinese language domain name registration software;

* Complete the development of the International Reg Internet web portal site;

* Complete the development of our network operations and our Internet services provider infrastructure;

* Commence marketing of our International Reg domain name registration services;

* Hire additional employees and engage third party consultants to enable us to complete development of our business plan.

The anticipated cost and projected time to complete each of these elements of our plan of operations are discussed below:

Software Development

We anticipate that this development will be completed by January 2001. We anticipate that the development costs will be approximately $522,700 and will consist primarily of payments to consultants for programming and software development services. We plan to hire an external software development firm to develop this software rather than complete development ourselves.

Development of our Internet Portal Web Site

We plan to commence development of our Internet portal web site slightly before completion of our computer software. We anticipate that our web site will be fully operational by June 2001. We anticipate that the development expenses for this web site will be approximately $94,000.

Network Operations and ISP Infrastructure

We anticipate that development of our network operations and our Internet service provider infrastructure will be completed by March 2001. We anticipate that costs for the development of our network operations will be approximately 187,050. We anticipate that costs for the development of our Internet service provider infrastructure will be approximately $96,075.

We also anticipate building an internal enhancement, support and marketing infrastructure for our business. We anticipate spending approximately $43,300 on the purchase of necessary equipment and supplies over the next twelve months.

Marketing

We plan to undertake an advertising and marketing campaign once the development of our computer software and portal web site is complete. We anticipate that initial marketing expenses for the first year will be approximately $78,070. We anticipate that this marketing campaign would be designed by a outside marketing consulting firm.

Employees and Consultants

Our full-time employment positions will be limited to the Mr. William Robertson, our president, and a software development project manger, an office manager and a marketing manager. We will contract with third party consultants for the development of our computer software, our web site and on-line domain name registration business. The cost of these employees and consultants over the next twelve months has been included in the projections contained within other items of this plan.

Working Capital Requirements

In addition to the above expenses, we will incur additional expenses on account of our overhead and administrative requirements. These costs will include fees payable for professional legal and accounting services. We anticipate spending approximately $66,800 on these expenditures over the next twelve months.

Commencement of Revenues

We anticipate we will first achieve revenues in August 2001, provided that we can implement our plan of operations in the anticipated
timetable.   As discussed below, we presently do not have sufficient
funds to complete our plan of operations and we can provide no assurance that we will be able to complete our plan of operations.

Requirement of Financing to Implement Our Business Plan

We anticipate that we will be spending approximately $900,945 over the next twelve-month period in pursuing our stated plan of operations. Of these expenditures, we anticipate that $518,200 will be spent in the next six months. Our cash position as of August 31, 2000 was $165. Accordingly, we will require additional financing in order to pursue our plan of operations and our business plan.

We anticipate that if we are successful in completing a financing, the financing would be an equity financing through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan for the development and marketing of the International Reg business. Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Our actual expenditures and business plan may differ from this plan of operations. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing the development of our software and website and do not anticipate earning any revenues until sometime next year. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

* our ability to develop a commercially marketable domain name registration service with the features and functionality sought by our potential customers;
* our ability to successfully market our International Reg domain name registration services to potential customers;
* our ability to charge fees for domain registration services that will enable us to generate revenues exceeding operating costs;
* the introduction and availability of competing products by competitors.

We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.


                   DESCRIPTION OF PROPERTY

We do not own or lease any real property. Our principal executive offices are located in property rented by Mr. William Robertson, our president and a director, at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8. Our telephone number is (604) 833-5440. We pay for our office expenses at this location at a rate of US$1000 per month.


        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any of our directors or officers;
*     Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*     Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

We pay an amount of $1000 per month to Mr. William Robertson, our president and a director, in consideration for Mr. Robertson providing office space to us for our business operations.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-two (42) registered shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock will be available for resale to the public after May 7, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 57,290 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144 after May 7, 2001.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prevent us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                       EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended August 31, 2000



                 Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------

                                       Other                            All
                                       Annual                           Other
                                       Com-                             Com-
                                       pen-   Restricted                pen-
                                       sa-    Stock  Options/*  LTIP    sa-
Name        Title	   Year Salary Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------ ----- ------ ------- ------- --------- ----
William
Robertson President, 2000 $ 5,000   0     0       0      0        0       0
          CEO and
          Director

Nick
Sirsiris  Secretary, 2000 $    0    0     0       0      0        0       0
          Treasurer,
          CFO and
          Director

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended August 31, 2000. We have also not granted any stock options to the executive officers since August 31, 2000.

Employment Agreements

We are a party to an executive consultant agreement with Mr. William Robertson, our president, chief executive officer and a director.
The executive consulting agreement has a commencement date of April 1, 2000 and a termination date of March 31, 2002. Mr. Robertson provides his services to us on a part-time basis in consideration for a consulting fee equal to $1,000 per month. The consulting fee will increase to $5,000 per month in the event that we obtain aggregate financing in the amount of $1,500,000 during the term of the executive consulting agreement.

We do not have an employment or consultant agreement with Mr. Nick Sirsiris, our secretary, treasurer, chief financial officer and a director. We do not pay any consulting fee or salary to Mr.
Sirsiris.

                        FINANCIAL STATEMENTS

Index to Financial Statements:

1. Auditors' Report;

2. Comments by Auditors for US Readers;

3. Audited Financial Statements for the period ending August 31,
   2000, including:

     a. Balance Sheet

     b. Statement of Changes in Shareholder Deficiency

     c. Statement of Operations

     d. Statement of Cash Flow

     e. Summary of Significant Accounting Policies

     f. Notes to Financial Statements

                      BURRARD TECHNOLOGIES, INC.
                    (A Development Stage Company)
                         Financial Statements
          For the period from April 5, 2000 (inception) to
                           August 31, 2000


Contents
==========================================================================

Auditors' Report                                                         1

Comments by Auditors for U.S. Readers on Canada-U.S. Reporting
    Differences                                                          2

Financial Statements

      Balance Sheet                                                      3

      Statement of Changes in Shareholders' Equity                       4

      Statement of Operations                                            5

      Statement of Cash Flow                                             6

      Summary of Significant Accounting Policies                     7 - 8

      Notes to Financial Statements                                 9 - 10

BDO        BDO Dunwoody LLP           102 - 100 Front Street
           Chartered Accountants      Penticton, B.C. V2A 1H1
                                      Phone: (250) 492-6020
                                      Fax: (250) 492-8110



==========================================================================

                                                          Auditors' Report

==========================================================================


To the Directors and Stockholders of
Burrard Technologies, Inc.
(A Development Stage Company)

We have audited the balance sheet of Burrard Technologies, Inc. (a development stage company) as at August 31, 2000 and the statements of changes in shareholders' equity, operations and cash flow for the period from April 5, 2000 (inception) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2000 and the results of its operations and its cash flows for the period from April 5, 2000 (inception) to August 31, 2000 in accordance with accounting principles generally accepted in the United States.




Chartered Accountants
Penticton, British Columbia
September 13, 2000

BDO        BDO Dunwoody LLP           102 - 100 Front Street
           Chartered Accountants      Penticton, B.C. V2A 1H1
                                      Phone: (250) 492-6020
                                      Fax: (250) 492-8110


==========================================================================

                                     Comments by Auditors for U.S. Readers
                                      On Canada-U.S. Reporting Differences

==========================================================================

To the Directors and Stockholders of
Burrard Technologies, Inc.
(A Development Stage Company)


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the directors and stockholders dated September 13, 2000 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


Chartered Accountants
Penticton, British Columbia
September 13, 2000

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                                             Balance Sheet

August 31                                                             2000
                                                            (U.S. Dollars)
==========================================================================
Assets

Current
   Cash                                                     $          165
   Prepaid expenses                                                  2,555
                                                            --------------
                                                            $        2,720
==========================================================================

Liabilities and Shareholders' Equity

Current
   Accounts payable and accrued liabilities                 $       14,137
   Due to related party (Note 2)                                     5,000
                                                            --------------
                                                                    19,137
                                                            --------------
Share Capital and Deficit
   Share capital (Note 3)
     Authorized - 25,000,000 common shares with
        par value $0.001
     Issued and fully paid - 5,729,000 common shares
   Additional paid-in capital                                        5,729
                                                                    49,671
Deficit accumulated during the development stage                   (71,817)
                                                            --------------
                                                                   (16,417)
                                                            --------------
                                                            $        2,720
==========================================================================
Approved on behalf of the Board:



===============================
Director


===============================
Director

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                              Statement of Changes in Shareholders' Equity

For the period from April 5, 2000 (inception)
to August 31, 2000                                          (U.S. Dollars)
-------------------------------------------------------------------------
                   Number                              Total
                     of     Per   Carry- Additional   Accumu-   Share-
                   Common  share  ing    Paid in      lated     holder's
                   Shares  price  Value  Capital      Deficit   Equity
-------------------------------------------------------------------------
Incorporation,
  April 5, 2000 2,500,000  $0.001 $2,500 $        -   $     -   $   2,500

Sale of common
  shares,
  June 30, 2000 3,000,000  $0.100  3,000     27,000         -      30,000

Sale of common
  shares,
  August 9,
  2000            229,000  $0.010    229     22,671         -      22,900

Net loss to
August 31, 2000         -              -          -   (71,817)    (71,817)
                ---------------------------------------------------------
Balance,
August 31, 2000 5,729,000         $5,729  $  49,671  $(71,817)  $ (16,417)
                =========================================================

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                                   Statement of Operations

For the period from April 5, 2000 (inception)
to August 31                                                          2000
                                                            (U.S. Dollars)
--------------------------------------------------------------------------

Expenses
   Consulting fees                                             $    20,400
   Professional fees                                                14,332
   Rent, office and office services                                  5,085
   Software development                                             32,000
                                                               -----------
Net loss for the period and deficit, end of period             $   (71,817)
==========================================================================

Basic loss per share                                           $     (0.02)
==========================================================================
Weighted average shares outstanding                              3,790,797
==========================================================================

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                                    Statement of Cash Flow

For the period from April 5, 2000 (inception)
to August 31, 2000                                                    2000
                                                            (U.S. Dollars)
--------------------------------------------------------------------------

Cash provided by (used in)

Cash flows from operating activities
   Net loss for the period                                    $   (71,817)

Changes in assets and liabilities
   Prepaid expenses                                                (2,555)
   Accounts payable and accrued liabilities                        14,137
                                                              ------------
                                                                  (60,235)

Cash flows from financing activities
   Proceeds from issuance of share capital                         55,400
   Increase in amounts due to related party                         5,000
                                                              ------------
                                                                   60,400
                                                              ------------
Increase in cash during the period and cash, end of period    $       165
=========================================================================

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                Summary of Significant Accounting Policies

August 31, 2000
--------------------------------------------------------------------------

Software
Development
Costs Management has determined that the software currently under development by the Company is for internal-use. As a result, development costs are accounted for under the provisions of Statement of Position 98-1 ("SOP 98-1"), "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", issued by the Accounting Standards Executive Committee of the Financial Accounting Standards Board. SOP 98-1 identifies the accounting treatment for costs incurred in various stages of development (preliminary project stage, application development stage and post-implementation/operation stage) and the accounting treatment for various types of costs incurred.

                  Costs incurred during the preliminary project and post-implementation/operation stages are expensed as incurred. Costs incurred during the application development stage will be capitalized. Development costs that will be capitalized are Restricted to external direct costs of materials and services consumed in developing or obtaining the software, payroll and payroll related costs for employees, who are directly associated with the development activities, for time spent directly on the project and internal interest costs incurred while developing internal-use software. Capitalization stops when the software project is substantially complete and ready for its intended use or it is no longer probable that the software project will be completed and placed in service.

                  Capitalized costs of computer software development for internal-use will be amortized on a straight-line basis over the estimated useful life of the software. The useful life will be determined at the time that a new product is put into use. The Company will periodically reassess the estimated useful life of internal-use computer software considering the effects of obsolescence, technology, competition and other economic factors.

                  Management has determined that the software under development is in the preliminary project stage, therefore costs incurred are expensed as incurred. Expensing of costs will continue until Management determines that the application development stage has commenced.

                  Physical assets that are acquired for development activities that have an alternate future use will be capitalized.

Use of
Estimates         The preparation of financial statements in
                  accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

Income Taxes      The Company follows the provisions of Statement of
                  Financial Accounting Standards ("SFAS") No. 109,
                  "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                Summary of Significant Accounting Policies

August 31, 2000
--------------------------------------------------------------------------

Revenue
Recognition       Since inception the Company has not generated any
                  revenues since it has not completed development of its software. The Company's primary revenue source will arise from registering international domain names in foreign languages, both directly and through its affiliate/agency program. The
                  Company will charge transactional fees for these services and the resulting revenue will be recognized as the service is provided.

                  In addition the Company intends to earn income from subscriptions for provision of foreign language translation of web-sites, web-site forwarding of the translated web-sites and site linkages. Subscription revenues will be recognized ratably over the subscription or service period.

Financial
Instruments       The Company's financial instruments consist of
                  cash and accounts payable and accrued liabilities.
                  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

New Accounting
Pronouncements    In June 1998, SFAS No. 133, "Accounting for
                  Derivative Instruments and Hedging Activities", was issued. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                  Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on September 1, 2000 to affect its financial statements.

                  In December 1999 the SEC issued Staff Accounting Bulleting No. 101 - Revenue Recognition that outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The SAB is effective for the fourth quarter of the fiscal year ended August 31, 2001. The Company does not expect adoption of the new standard to materially impact the financial statements.

Loss Per Share    Loss per share is computed in accordance with SFAS
                  No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share because there are no common stock equivalents.

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                             Notes to Financial Statements

August 31, 2000
--------------------------------------------------------------------------

1.   Nature of Business and Continued Operations

All financial information presented in these financial statements is expressed in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States.

Burrard Technologies, Inc. was incorporated on April 5, 2000 under the laws of the State of Nevada. The Company is a development stage company that is currently developing an Internet computer software program known as "International Reg.". The "International Reg." computer software program will be designed to automate the process of submission of Internet web page information to major Internet search engines.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at August 31, 2000, the Company has recognized no revenue and has accumulated operating losses of $71,817 since its inception, has negative working capital of $16,417 and has shareholders' deficit of $16,417.
The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing as well as achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $1,500,000 within the upcoming year. Amounts raised will be used to complete the development of the "International Reg." software, commence development of the Company's web site, undertake an advertising and marketing campaign and purchase of necessary equipment and supplies for the operation of the business. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

2.   Due to Related Party

Amounts due to a shareholder (the President of the Company) are due on demand and are non-interest bearing. Its is the intention of the shareholder not to demand any of the outstanding balance within the current fiscal period. (See also Note 5)

3.   Share Capital

Authorized
   25,000,000 common shares with par value of $0.001 per share


                                                          2000
                                               =======================
                                               Number of
                                               Shares           Amount
                                               -----------------------
Issued and fully paid
  Balance, beginning of period                          -    $       -
  Issued for cash
    Founders shares                             2,500,000        2,500
    Private placements to arm's length
      parties, for details see Statement of
      Changes in Shareholders' Equity           3,229,000        3,229
                                               -----------------------
  Balance, end of period                  	5,729,000    $   5,729
                                               =======================

==========================================================================

                                                Burrard Technologies, Inc.
                                             (A Development Stage Company)
                                             Notes to Financial Statements

August 31, 2000
--------------------------------------------------------------------------

4.   Income Taxes

The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:

                                                            2000
                                                       (U.S. Dollars)
                                                    -------------------
Tax loss carry-forwards                               $         24,400
Valuation allowance                                             24,400
                                                    --------------------
                                                      $              -
                                                    ====================

The provision for income taxes differs from the amount computed using the federal statutory income tax rate as follows:

                                                             2000
                                                       (U.S. Dollars)
                                                    -------------------
Benefit at federal statutory rate                     $         24.400
Increase in valuation allowance                                 24.400
                                                    -------------------
                                                      $              -
                                                    ====================

The Company evaluates its valuation allowance requirements based on projected future operations. Management has recorded a valuation allowance because it believes it is more likely than not that the future income tax benefits of the current loss will not be realized. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance will be reflected in current income.

At August 31, 2000, the Company had losses available for income tax purposes of approximately $71,000, which will expire in 2020.

5.   Commitments

During the period the Company has incurred rent and office services in the amount of $5,000. These services are provided to the Company, by the President of the Company, on a month to month basis at $1,000 per month and can be terminated by the Company without notice. See also Note 2

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not Applicable.


                      AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                              PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     90
Federal Taxes                                               $    NIL
State Taxes and Fees                                        $    NIL
Transfer Agent Fees                                         $  1,000
Accounting fees and expenses                                $  2,000
Legal fees and expenses                                     $ 13,000
Blue Sky fees and expenses                                  $  2,000
Miscellaneous                                               $    NIL
                                                            -----------
Total                                                       $ 18,090
                                                            ===========
--------------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,500,000 shares of common stock on May 7, 1999 to Mr. William Robertson and Mr. Nick Sirsiris. Mr. Roberson and Mr. Sirsiris are both directors of our company. Mr. Robertson is our president and chief executive officer. Mr. Sirsiris is our secretary, treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share, for total proceeds of $2,500. The 2,500,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to a total of 12 purchasers on June 30, 2000. The total amount received from this offering was $30,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 229,000 common shares at a price of $0.10 per share to a total of 28 purchasers pursuant to Regulation S of the Securities Act on August 9, 2000. The total proceeds realized from this offering were $22,900. Each purchaser represented that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER           DESCRIPTION
------------     --------------------

 3.1             Articles of Incorporation
 3.2             By-Laws
 4.1             Share Certificate
 5.1             Opinion of Cane & Company, LLC, with consent to use
10.1 Acquisition Agreement dated May 24, 2000 between the Company and Pan Ocean Consulting Ltd.
10.2 Executive Consulting Agreement between the Company and William Robertson
23.1             Consent of BDO Dunwoody, LLP
27.1             Financial Data Schedule


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 14, 2000.

                                    BURRARD TECHNOLOGIES, INC.

                                    /s/ William Robertson
                                By: _________________________
                                    William Robertson, President

                         POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William Robertson, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY IN WHICH SIGNED        DATE

/s/ William Robertson    President and Chief Executive   December 14, 2000
---------------------    Officer, or Principal
William Robertson        Executive Officer and Director

                         Chief Financial Officer, or     December 14, 2000
/s/ Nick Sirsiris        Principal Financial/Accounting
---------------------    Officer, Secretary, Treasurer
Nick Sirsiris            and Director